Exhibit 10.3

THIRD AMENDMENT AND CONSENT TO CREDIT AGREEMENT

THIRD AMENDMENT AND CONSENT, dated as of May 7, 2009, and effective as of March 27, 2009, (this “Amendment and Consent”) to the Credit Agreement dated as of August 20, 2007 (as amended by the First Amendment to Credit Agreement, dated as of February 25, 2008 and the Second Amendment to Credit Agreement, dated as of February 27, 2009, the “Credit Agreement”) by and among VEECO INSTRUMENTS INC., a Delaware corporation (the “Company”), the Lenders party thereto and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement and consent to the acquisition by Veeco Process Equipment Inc. of the stock of Fluens Corporation, and the Lenders have agreed to amend such provisions of the Credit Agreement and grant such consent, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Amendments.

a.             The definition of the term “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Guaranties, the Security Agreement, the Hedging Agreements (but only to the extent that such Hedging Agreements are between the Company and a Lender and relate to the Company’s hedging of interest rate exposure under this Agreement), the Pledge Agreements, the Account Pledge Agreement and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

b.             Section 1.01 of the Credit Agreement is hereby amended to add the following definition in its appropriate alphabetical order:

“Account Pledge Agreement” shall mean the Account Pledge Agreement, dated as of May 7, 2009, between the Company and the Administrative Agent, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time.

c.             Section 5.02 of the Credit Agreement is hereby amended to add the following new subsection “(d)” immediately following subsection “(c)” thereof:

“(d)         Cash Collateral.  The Company shall have deposited with the Administrative Agent, Cash Collateral in an amount equal to the Aggregate Outstandings (after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit).”

d.             Article VI of the Credit Agreement is hereby amended to add a new Section 6.16 at the end thereof as follows:

“SECTION 6.16.  Cash Collateral.  The Company shall, at all times required by the Lenders, maintain with, and pledge to, the Administrative Agent for the ratable benefit of the Lenders, Cash Collateral in an amount equal to or greater than the Aggregate Outstandings, pursuant to the Account Pledge Agreement.”

e.             Section 7.13(e) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(e)         Consolidated EBITA.  Permit Consolidated EBITA to exceed (i) ($11,692,000), for the fiscal quarter ending March 31, 2009, (ii) ($19,807,000), on a cumulative basis for the two fiscal quarters ending June 30, 2009, (iii) ($21,899,000), on a cumulative basis for the three fiscal quarters ending September 30, 2009 or (iv) ($14,710,000), for the fiscal year ending December 31, 2009.”

2.                                      Consent.

The Company acknowledges and agrees that a Compliance Period is not currently in effect and, as a result thereof, the Required Lenders must consent to the acquisition by Veeco Process Equipment Inc. of the stock of Fluens Corporation, a Massachusetts corporation as a Permitted Acquisition (the “Specified Acquisition”).  In accordance with Section 7.06(d) of the Credit Agreement, the Required Lenders hereby consent to the consummation of the Specified Acquisition as a Permitted Acquisition, provided that (a) no Default or Event of Default has occurred and is then continuing at the time of, or will occur after giving effect to, such Acquisition and (b) such Acquisition otherwise satisfies the requirements of a “Permitted Acquisition” as defined in the Credit Agreement other than the requirement set forth in clause “(f)(ii)” thereof with respect to the ratio of Consolidated Senior Funded Debt to Consolidated EBITA.

3.                                      Conditions to Effectiveness.

This Amendment and Consent shall become effective upon receipt by the Administrative Agent of: (a) this Amendment and Consent, duly executed by the Company and the Guarantors, (b) the Account Pledge Agreement, duly executed by the Company, and Cash Collateral in an amount equal to the Aggregate Outstandings as of the date hereof, (c) executed consents from the Lenders authorizing the Administrative Agent to execute this Amendment and Consent on behalf of the Lenders (the “Consent”), and (d) an amendment fee for each Lender providing its Consent to the Administrative Agent on or before the time that the Administrative Agent shall sign this Amendment and Consent on behalf of the Required Lenders, in an amount equal to ten (10) basis points of such Lender’s Revolving Credit Commitment.

4.             Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

The Company hereby (i) represents and warrants that (a) after giving effect to this Amendment and Consent, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date and (b) after giving effect to this Amendment and Consent, no Default or Event of Default has occurred and is continuing and (ii) confirms that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Consent.

The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and Consent and the Credit Agreement (as amended by this Amendment and Consent), (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Amendment and Consent and the Credit Agreement (as amended hereby), constitutes a legal, valid and binding obligation of the Company.

This Amendment and Consent may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Consent. This Amendment and Consent shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment and Consent shall constitute a Loan Document.

This Amendment and Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Required Lenders, have caused this Amendment and Consent to be duly executed by their duly authorized officers, all as of the day and year first above written.

HSBC BANK USA, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ Christopher Mendelsohn
Name:	Christopher Mendelsohn
Title:	Senior Vice President

VEECO INSTRUMENTS INC.

By:	/s/ John F. Rein, Jr.
Name:	John F. Rein, Jr.
Title:	Executive Vice President and Chief Financial Officer

The undersigned, not parties to the Credit Agreement but as “Guarantors” under the Guaranty and “Grantors” under the Security Agreement, hereby (a) accept and agree to the terms of the foregoing Amendment and Consent, (b) acknowledge and confirm that all terms and provisions contained in the Loan Documents to which they are a party are, and shall remain, in full force and effect in accordance with their respective terms, (c) reaffirm and ratify all of the representations and covenants contained in the Loan Documents to which they are a party, (d) represent, warrant and confirm the non-existence of any offsets, defenses and counterclaims to its obligations under the Loan Documents to which they are a party and (e) confirm that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Consent.

VEECO COMPOUND SEMICONDUCTOR INC. VEECO METROLOGY INC. VEECO PROCESS EQUIPMENT INC. VEECO APAC INC. VEECO CORPORATE LLC By: Veeco Metrology Inc., its Sole Member

By:	/s/ John F. Rein, Jr.
Name:	John F. Rein, Jr.
Title:	Vice President of each of the foregoing corporations